UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 19, 2021
TREPONT ACQUISITION CORP I (Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-39745 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 1400 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)

(415) 295-4488 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary shares and one-half of one Warrant	TACA.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	TACA	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A ordinary shares at an exercise price of $11.50 per share	TACA.WS	The New York Stock Exchange

☒        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On January 19, 2020, Trepont Acquisition Corp I (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of Class A ordinary shares and warrants comprising the Units commencing on January 22, 2021. Those Units not separated will continue to trade on the New York Stock Exchange under the symbol “TACA.U,” and each of the Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange under the symbols “TACA” and “TACA.WS,” respectively.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release dated January 19, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trepont Acquisition Corp I

Date: January 19, 2021	By:	/s/ Ori Sasson
Name: Ori Sasson Title: Corporate Secretary